Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268478

PROSPECTUS SUPPLEMENT NO. 9

(To the Prospectus dated April 3, 2023)

Granite Ridge Resources, Inc.

This prospectus supplement supplements the prospectus, dated April 3, 2023 (as supplemented or amended, the “Prospectus”) of Granite Ridge Resources, Inc. (the “Company” or “Granite Ridge”), which forms a part of our registration statement on Form S-1 (No. 333-268478). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2023. Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 123,671,585 shares of common stock, $0.0001 par value per share, of Granite Ridge (“Granite Ridge common stock”).

The Prospectus also initially related to the issuance by us of up to an aggregate of 10,349,975 shares of Granite Ridge common stock that may be issued upon exercise of warrants to purchase Granite Ridge common stock at an exercise price of $11.50 per share (the “Granite Ridge warrants”). In connection with the warrant exchange offer and consent solicitation by the Company on June 22, 2023, all Granite Ridge warrants were converted to shares of Granite Ridge common stock, and no Granite Ridge warrants remain outstanding. In connection with such exchange offer and solicitation, the New York Stock Exchange filed Form 25 to delist the Granite Ridge warrants on July 5, 2023.

Shares of Granite Ridge common stock are listed on the New York Stock Exchange under the symbol “GRNT.” On September 8, 2023, the closing price of Granite Ridge common stock was $7.50 per share.

This prospectus supplement should be read in conjunction with the Prospectus and is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under applicable federal securities laws, and as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 10 of the Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 11, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

GRANITE RIDGE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41537	88-2227812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

(214) 396-2850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 11, 2023, Granite Ridge Resources, Inc., a Delaware corporation (“Granite Ridge” or the “Company”), published an Investor Presentation, which is available on the Company’s website, www.graniteridge.com, under “Investors.” The Company may from time to time publish additional materials for investors at the same website address. A copy of the Investor Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent expressly stated in such filing.

Item 8.01	Other Events.

On September 11, 2023, Granite Ridge issued a press release announcing the launch of an underwritten registered secondary offering of 7,100,000 shares of its common stock by certain funds managed by Grey Rock Energy Management, LLC. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation of Granite Ridge Resources, Inc., dated as of September 2023.
99.2	Press Release, dated September 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: September 11, 2023	By:	/s/ Luke C. Brandenberg
		Name:	Luke C. Brandenberg
		Title:	President and Chief Executive Officer

Exhibit 99.1

GRANITE RIDGE RESOURCES S E C O N D A R Y O F F E R I N G | S E P T E M B E R 2 0 2 3

Disclaimer 2 FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this presentation regarding dividend plans and practices, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, hedging positions, estimated revenues and losses, projected costs and cash flows, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war or terrorism and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID 19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters. Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Disclaimer 3 INDUSTRY AND MARKET DATA The information, data and statistics contained herein are derived from various internal and external third-party sources. While Granite Ridge believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Granite Ridge has not independently verified the accuracy or completeness of the information provided by third-party sources. No representation is made by Granite Ridge’s management as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any information, data or statistics on past performance or modeling contained herein is not an indication as to future performance. Granite Ridge assumes no obligation to update the information in this presentation. SEC FILINGS Granite Ridge has filed a registration statement on Form S-1 (File No. 333-268478), including a prospectus, with the Securities and Exchange Commission ("SEC") for the offering to which this presentation relates. Before you invest in Granite Ridge's securities, you should carefully read the prospectus in that registration statement, the prospectus supplement and the other documents that Granite Ridge has filed with the SEC for more complete information about Granite Ridge and the offering. You may access these documents for free by visiting EDGAR on the SEC's website at http://www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained from BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, by telephone: (800) 294-1322, or by email at dg.prospectus_requests@bofa.com; or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone: (888) 474-0200, or by email: ecm.prospectus@evercore.com. This presentation is not a prospectus and is neither an offer to sell nor a solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. NON-GAAP MEASURES In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures, including but not limited to Adjusted EBITDAX, Net Debt, Inventory Acquisition and PV-10. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP measures to GAAP measures is contained in the Appendix to this presentation. RESERVE INFORMATION Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact Granite Ridge’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Estimated Ultimate Recoveries, or “EURs,” refer to estimates of the sum of total gross remaining proved reserves per well as of a given date and cumulative production prior to such given date for developed wells. These quantities do not necessarily constitute or represent reserves as defined by the SEC and are not intended to be representative of all anticipated future well results. This presentation contains volumes and PV-10 values of our proved reserves and unproved reserves. The SEC strictly prohibits companies from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. The SEC also prohibits companies from including resources that are not proved, probable or possible reserves in filings with the SEC. Investors should be cautioned that estimates of volumes and PV-10 values of resources other than proved reserves are inherently more uncertain than comparable measures for proved reserves. Further, because estimated proved reserves and unproved resources have not been adjusted for risk due to this uncertainty of recovery, their summation may be of limited use.

Overview | Assets | Strategy & Execution | Appendix

GRANITE RIDGE

Key Investment Highlights

1. Non-Op – A Better Way to Invest in Oil & Gas

- Decreased risk – participate with a smaller piece of a larger number of wells
- Asset diversity – own an interest in over 2,500 gross wells across Permian, Eagle Ford, Haynesville, DJ and Bakken
- Accelerated development – high-quality near-term drilling rather than long-dated inventory

2. Access to Private Operators

- Broaden exposure – significant high-quality inventory is in the hands of private operators, particularly in the Permian
- Blue chip partners – anticipate 2023 new wells turned to sales from private operators including Endeavor, Greenlake, Henry Resources, Mewbourne, Rosewood and Mitsui

3. Conservative Balance Sheet

- Conservative leverage – 0.13x net debt to TTM Adjusted EBITDAX at 6/30/2023 [1]
- Control of capital – elect to participate in drilling on a well-by-well basis
- Limited liabilities – not burdened by long-term contracts and drilling obligations common to operators
- Prepared for volatility – not forced to hedge at low prices, allows for counter-cyclical investment opportunities

4. Total Shareholder Returns

- Capital returns
  - Fixed dividend – annualized $0.44/share [2]
  - Stock buybacks – $50MM repurchase plan
- Responsible Growth
  - Active operators – ~13% production growth [3]
  - Highly scalable – cost structure largely fixed; growth has minimal impact on overhead
  - Not "flooding the market" – increase in GRNT production does not necessarily grow U.S. production, just our share of it

Granite Ridge seeks to tighten the band of outcomes in oil & gas investing through high diversification, low leverage and disciplined investment underwriting

1. Net debt and TTM Adjusted EBITDAX are non-GAAP measures. Please see the Appendix for reconciliations to the nearest GAAP measures.
2. Based on the last three dividends to date, future dividends are subject to approval by the Granite Ridge board of directors and credit agreement restrictions.
3. Measured as Total Net Production for the three months ended June 30, 2023 as compared to the prior-year period.

GRANITE RIDGE 4

Permian 27% DJ 6% Bakken 43% Haynesville 7% Eagle Ford 18% FY '22 Production (19,765 Boe/d) Net Acres (35,329)4 Permian 45% Bakken 10% DJ 9% Haynesville 24% Eagle Ford 13% FY '22 Production (19,765 Boe/d) Q2 '23 Production (21,557 Boe/d) Eagle Ford, 15.2% Haynesville, 13.9% Bakken, 3.9% DJ, 1.8% Permian, 9.0% Average Working Interest 5 Eagle Ford, 75.4% Haynesville, 94.9% Bakken, 80.3% DJ, 78.8% Permian, 75.4% Average 8/8ths Net Royalty Interest 5 Permian 57% DJ 7% Bakken 10% Haynesville 10% Eagle Ford 16% FY '22 Production (19,765 Boe/d) YE 2022 SEC PV Net Acres (34,311) SEC PV -10 ($1,559 MM) -10 ($1,559 MM) 4 5 Strong Liquidity & Conservative Balance Sheet 1. Enterprise Value is calculated as the sum of total market capitalization as of 9/5/2023 and net debt as of 6/30/2023. Net debt is a non-GAAP financial measure. Please see the Appendix for a reconciliation to the nearest GAAP measure. 2. Non-GAAP financial measure. Please see the Appendix for a reconciliation to the nearest GAAP measure. 3. Based on last three dividends paid to date. 4. As of 6/30/2023. 5. Average Working Interest and Net Royalty Interest charts reflect a straight average of all wells included within our SEC Reserves Report as of 12/31/22. Capitalization ($MM) As of 6/30/23 Cash $15 RBL Balance ($325MM Borrowing Base) $55 Total Debt $55 Total Net Debt $41 Net Debt / TTM Adjusted EBITDAX 0.13x Elected RBL Commitment $150 Less: Borrowings & LOC ($55) Plus: Cash $15 Total Liquidity $109 Key Company Statistics ($MM, except per share data) As of 9/5/23 Ticker GRNT Share Price $7.75 Market Capitalization $1,047 Enterprise Value $1,088 TTM Adjusted EBITDAX (Q3’22-Q2’23) $322.5 Q2 ’23 Adjusted EBITDAX $69.7 EV / TTM Adjusted EBITDAX 3.4x Annualized Current Dividend per Share $0.44 Implied Dividend Yield 5.7% 2 2 2 3 2 2 Overview Assets Strategy & Execution Appendix 1

Scaled, Diversified Asset Base 6 Outlined counties contain assets or acreage screened and/or evaluated by Granite Ridge 1. Based on 12/31/22 SEC reserves. PV-10 is a non-GAAP financial measure. Please see the Appendix for a reconciliation to the nearest GAAP measure. 2. Gross spuds 7/1/22 to 6/30/2023. 3. Defined as gross wells spud, but not producing as of 6/30/23. 4. As of 6/30/23. 5. Excludes shallow zone acreage. 6. As of 7/28/2023. Source: Baker Hughes. Eagle Ford: 16% of PV-10 1 • LTM Spuds 2 : 28 • # of Wells in Process 3 : 13 • Net acreage 4,5: 6,365 • Active Rigs 6 : 55 Haynesville: 10% of PV-10 1 • LTM Spuds 2 : 16 • # of Wells in Process 3 : 12 • Net acreage 4,5 : 2,374 • Active Rigs 6 : 44 DJ: 7% of PV-10 1 • LTM Spuds 2 : 53 • # of Wells in Process 3 : 77 • Net acreage 4,5: 1,962 • Active Rigs 6 : 14 Bakken: 10% of PV-10 1 • LTM Spuds 2 : 39 • # of Wells in Process 3 : 28 • Net acreage 4,5: 15,030 • Active Rigs 6 : 35 Permian: 57% of PV-10 1 • LTM Spuds 2 : 116 • # of Wells in Process 3 : 56 • Net acreage 4,5: 9,598 • Active Rigs 6 : 334 Overview Assets Strategy & Execution Appendix

7 Highly Diversified Upstream Portfolio Basin Operator Sample % Private 1 Oil 2 Gas 2 Permian 41% 60% 40% DJ 1% 33% 67% Bakken 31% 76% 24% Eagle Ford 70% 58% 42% Haynesville 51% 0% 100% Total Company 44% 50% 50% 1. Based on current production. 2. Based on 12/31/2022 SEC net reserves. Overview Assets Strategy & Execution Appendix

1. Future dividends are subject to approval by the Granite Ridge Board of Directors and credit agreement restrictions. Capital Allocation Strategy Prioritize Highest Shareholder Returns Responsible Growth Pursue “burgers & beer” opportunities and strategic partnerships where risk-adjusted returns exceed returns threshold Consolidation Opportunities Evaluate accretive acquisitions Buybacks $50MM stock repurchase program announced in December 2022 Dividend Growth 1 Consider increase of cash returns to stockholders Cash Flow < 0.5x Leverage Annual Dividend 1 Maintain Production Defend Balance Sheet Sources Uses Discretionary Dividend structure is expected to provide strong cash returns with upside growth potential 8 Capital Allocation Framework Overview Assets Strategy & Execution Appendix

Overview | Assets | Strategy & Execution | Appendix

Rigorous Deal Sourcing & Evaluation Process

01	02	03	04	05
Business Development	Deal Sourcing	Initial Screen On Basin, Size, Operator	Detailed Engineering / Finance DD	Final Negotiations

- Employ a boots-on-the-ground and all-hands-on-deck approach to deal sourcing
- Screen an average of nine new deals each week
- Very selective: closed ~4% of opportunities screened
- Permian accounts for ~65% of deal flow
- Engineering, finance and land department collaboration paired with powerful, integrated data analytics results in holistic, systematic deal evaluation

Deal Funnel

2021 – 2023 YTD | Mixed Measures


1,221
Screened
979
Passed
242
"Double Clicked"
56
No Offer
18
Active Evaluations
168
Offers Issued
102
Lost
13
Offers Outstanding
53
Transactions Closed

GRNT's focus on full-cycle returns results in a highly selective investment process

GRANITE RIDGE
9

$25 $25 $89 $69 $116 $180 $120 $219 $237 $212 Inventory & Production Acquisition Development Forming strategic partnerships and aggregating smaller non-op transactions with near-term development Capital Deployed ($MM) 1 10 Overview Assets Strategy & Execution Appendix 1. Acquisition and development data represents historical Cash Flow from Investing. Year 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD Deal Count 6 9 12 17 10 14 16 20 23 10 Avg. Entry Cost $3.3 $2.0 $6.3 $1.3 $4.3 $3.3 $1.1 $4.2 $2.2 $3.0 Organic Growth Fueled by Burgers & Beer

11 Opportunity Set Overview1 GRNT Strategy Format Average Investment Average Working Interest Investment Type Ground Game or “Burgers & Beer” • Core growth engine to consolidate the fragmented non-op market • Smaller, relationship driven deals that come from years of “boots on the ground” in our primary focus areas $2-6MM entry with D&C capex of 2-3x entry <5% Leasing and short cycle, drill ready opportunities Strategic Partnerships • Concentrated investments with leading operators • Asset-level partnerships that provide for more control over drilling plans and development timing $20-100MM for acquisition & development 20-60% Short cycle, drill ready opportunities Acquisitions • “Consolidating the consolidators” • Purchasing portfolios from private or PE-backed sellers >$50MM <2% Large PDP + diversified operator inventory Overview Assets Strategy & Execution Appendix 1. Based on internal company data and estimates.

92 94 90 122 504 177 184 573 590 602 602 575 – 50 100 150 200 250 300 440 460 480 500 520 540 560 580 600 620 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Deal Flow Average Rig Count Est. Operator Ownership $75Bn Est. Publicly Traded Non-Op Capex $0.8Bn Est. Remaining Non-Op Market $24.2Bn Est. Non-Op Ownership $25BN 19,765 – 5,000 10,000 15,000 20,000 25,000 2014 2015 2016 2017 2018 2019 2020 2021 2022 Annual Boe/d $6.4BN $1.1BN $0.2BN Evaluated Bid Won 12 Burgers & Beer: Opportunity + Proven Growth Evaluated ~25% of 2022 est. Total Non-Op D&C Capex Production CAGR: ~91% Transacted on ~3% of screened opportunities Est. 2022 Shale D&C Capex Spending of $100 Billion 1 Lookback: 2022 GRNT Opportunity Evaluations ($BN) GRNT Proven Track Record of Execution Record Quarterly Deal Flow Despite Rig Count Drop 2 1. Estimates are based on internal company data, SEC filings and other publicly available materials. 2. In our primary target basins: Permian, DJ, Haynesville, Marcellus, Utica, Eagle Ford, and Williston. Source: Baker Hughes 8/4/2023 Rig Count. An estimated 3% of annual non-op capex is addressed by publicly traded non-op companies 1 Overview Assets Strategy & Execution Appendix

Unit Map ID Net Acres Total Net Locations 2 Net Locations Developed Net Remaining Inventory $ / Location Operator State Trivette A 393 1.6 0.1 1.5 $0.7MM Mewbourne State Cordell B 367 3.4 1.1 2.3 $1.0MM Mewbourne State CD C 503 4.7 0.4 4.3 $0.5MM Mewbourne State Einhorn D 612 5.2 5.2 - $1.0MM EOG State Finkel E 523 4.8 - 4.8 $0.9MM EOG Total 2,398 19.8 6.9 12.9 $0.8MM 13 Burgers & Beer: Case Study 1. A well is assumed to be developed if it has been spud by 8/9/2023. 2. Assumes similar development pattern to EOG in the Einhorn Unit with 12 total wells (8 Wolfcamp A, 4 Wolfcamp B). • Underwrote a leasing and acquisition strategy in the area after observing proximate activity by EOG • Acquired, leased and farmed out 2,398 net acres representing 19.8 net wells for $800k/location • Einhorn Unit • Premier operator at a compelling entry point • EOG drilled 4 locations in 2021 and 8 in 2022 • Cordell Unit • Partnered with a non-op to build critical mass • Ran competitive sell down process to bring in a premier operator to accelerate development Permitted Developed 1 Delaware Basin - Reeves County A B C D E Overview Assets Strategy & Execution Appendix

$40 $22 $22 $26 $15 $10 $14 $5 2015 2016 2017 2018 2019 2020 2021 2022 $Bn 14 Strategic Partnerships: How & Why 87% Decline Underinvestment & Lack of Private Equity Fundraising 1 Private Companies Account for 50% of Rigs 2 Creating Public Investor Access to the Private Upstream Market Opportunity Declining fundraising and concentrated investments by private equity firms have created opportunities to be a better capital option to proven operators Flexible Capital Granite Ridge strives to be a creative and commercial partner for operators pursuing high rate of return development projects Access Granite Ridge’s strong relationships with private operators have helped to expand our visibility into short-cycle investment opportunities Partners Talented, proven teams with identified opportunities are actively seeking alternative, more flexible sources of capital Private equity-like exposure with better alignment and daily liquidity 1. Source – Preqin. 2. Source: Enverus; as of 8/4/2023. Overview Assets Strategy & Execution Appendix 324 327 50% 50% – 10% 20% 30% 40% 50% 60% – 50 100 150 200 250 300 350 Private Public

15 Granite Ridge Has Significant Consolidation Opportunities Within the Non-Op Universe 1. Source – Enverus. 2. Sources – Enverus, TPH&Co. and Granite Ridge proprietary relationships. Cumulative Non-Op M&A Since 20181 Public Non-Op Companies Represent Only 16% Of M&A Investor Group Identified Groups2 Estimated Assets Family Offices 15 $3.5B Direct Private Equity Funds 17 $3.7B Private Equity Portfolio Companies 26 $5.0B Diversified Asset Managers 9 $4.0B Total 67 $16.2B GRNT Has Identified >$16B Of Privately Held Non-Op Overview Assets Strategy & Execution Appendix Acquisitions: Non-Op Assets Controlled by Private Firms

16 Benefits of Non-Op Access Entire Upstream Universe The Granite Ridge “mousetrap” can quickly pivot to pursue high-quality near-term drilling inventory with the best risk adjusted returns across all basins and operators Leveraging Technology and Partners – Highly Scalable Rather than hire an ops team, we partner with operators in each basin and leverage our tech-enabled platform to manage significant asset growth with a minimal increase in overhead Infinite Divisibility = Opportunistic Growth or Exit Non-operated interests can be sold, promoted or purchased quickly, allowing us to grow, lock-in returns or shed obligations to better align with our strategic objectives and stockholder returns Quick to Adapt Non-op strategies avoid long-term contracts and quickly adapt to technological advances, hydrocarbon pricing, cost trends, basin expansions, new plays, etc. Granite Ridge increases asset diversity and spreads overhead by investing in a larger portfolio of high graded wells drilled by proven operators Overview Assets Strategy & Execution Appendix

A P P E N D I X

18 2Q ’23 Highlights 1. Non-GAAP financial measure. Please see the Appendix for a reconciliation to the nearest GAAP measure. 2. Includes costs to acquire additional development opportunities and undeveloped acreage acquisitions. 3. Liquidity consists of $94.7mm of committed borrowing availability under our senior secured revolving credit agreement and $14.5mm of cash on hand. • Paid dividend of $15MM • Repurchased 660,568 shares ($4MM) during the quarter • $70MM of 2Q ‘23 Adjusted EBITDAX 1 • 13% production growth 2Q ’23 over 2Q ’22 • 2Q ’23 - 79 gross (5.54 net) wells turned to sales • TTM - 289 gross (20.86) net wells turned to sales • Deployed $63MM of total capital including $8MM of Inventory Acquisition1,2 2Q ’23 TTM Production Avg Daily Production (Boe/d) 21,557 22,192 % Oil 48% 49% Gross / Net Wells Turned to Sales 79 / 5.54 289 / 21.27 Cash Flow & Income ($MM) Total Revenue (Excl. Hedges) $87.6 $432.2 Adjusted EBITDAX 1 $69.7 $322.5 Development Costs $58.7 $308.9 Inventory Acquisition 1 $7.5 n/a Unit Costs ($/Boe) Lease Operating Expense $7.34 $6.78 Production & Ad Val Taxes $3.21 $3.67 Balance Sheet and Liquidity ($MM) as of 6/30/23 Cash $14.5 Total Debt $55.0 Net Debt 1 $40.5 Liquidity 3 $109.2 Overview Assets Strategy & Execution Appendix

19 Share Ownership An Improving Vehicle for Investors Distribution to LPs • The Company completed a distribution to LPs in August 2023 further increasing Granite Ridge’s public float Warrant Exchange • The Company completed a warrant exchange in July 2023 • A total of 2,575,795 shares of common stock were issued in exchange for the Company's outstanding warrants • After the completion of the exchange, no warrants remained outstanding Stock Repurchase Program • $50MM repurchase plan approved in December 2022 • As of June 30, 2023, the Company had repurchased a total of 959,505 shares since the inception of the program at an aggregate cost of $6.0 million 1. Grey Rock Energy Partners GP III, L.P., Grey Rock Energy Partners GP II, L.P., and Mathew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine entered into a Stockholder Voting Agreement on August 25th, 2023. 2. Grey Rock Fund III, which collectively owned a majority of the voting common stock of Granite Ridge Resources, Inc., distributed an aggregate of 31,649,616 shares to its limited partners on August 25th, 2023. 3. Other Float consists of existing public ownership, Granite Ridge management and its three independent directors. Ownership Summary as of 9/5/2023 Shares % Grey Rock Voting Agreement 1 75,957,927 56.3% Distribution to LPs 2 31,649,616 23.5% Other Float 3 27,234,436 20.2% Total 134,841,979 100.0% Overview Assets Strategy & Execution Appendix

100% 56% 44% S&P E&P Index GRNT Public Private 2.4% 5.7% S&P E&P Index GRNT Yield % 20 Compelling Value Opportunity 1. S&P Oil & Gas Exploration & Production Select Industry Index (NYSE: XOP) data as of as of 8/9/2023. 2. XOP per State Street Global Advisors. Implied Dividend Yield: Robust & Durable 1 Public Access to Private Operators 2 Focused Upstream Exposure 2 74% 100% S&P E&P Index 20% 6% GRNT Oil & Gas Exploration & Production Oil & Gas Refining & Marketing Integrated Oil & Gas Overview Assets Strategy & Execution Appendix

Source: Company filings / websites. Granite Ridge demonstrates explicit board level oversight of ESG, is creating a formal ESG policy and plans to publicly track ESG targets over time. Dedicated ESG Section of Website Explicit Board-Level Oversight of ESG Formal ESG Policy / Principles Standalone Annual ESG Report Discloses ESG-Related Targets and Tracks Metrics Over Time Alignment with Select ESG Reporting Framework CDP, GRI, IPIECA, SASB, SDGs, TCFD, UN SASB, TCFD AXPC, CDP, IPIECA, SASB, SDGs, TCFD, UN SASB, TCFD COP CHRD DVN EOG 21 Granite Ridge partners with operators that are proven and responsible stewards. Overview Assets Strategy & Execution Appendix Commitment to Strong ESG Stewardship

22 Historical Realized Pricing Realized Oil Pricing vs. NYMEX WTI 1 Realized Gas Pricing vs. NYMEX HH 1,2,3 1. Realized pricing charts are based on production month data. 2. Granite Ridge forecasts on a two-stream basis; realized gas pricing Includes NGL revenue. 3. February 2021 realized pricing was impacted by Winter Storm Uri. GRNT Bakken DJ Eagle Ford Permian 90% 92% 94% 96% 98% 100% 102% 104% J-21 F-21 M-21A-21M-21 J-21 J-21 A-21 S-21 O-21N-21 D-21 J-22 F-22 M-22A-22M-22 J-22 J-22 A-22 S-22 O-22N-22 D-22 J-23 F-23 GRNT Bakken DJ Eagle Ford Permian 155% GRNT Bakken DJ Eagle Ford Permian Haynesville 50% 100% 150% 200% 250% 300% 350% 400% J-21 F-21 M-21A-21M-21 J-21 J-21 A-21 S-21 O-21N-21 D-21 J-22 F-22 M-22A-22M-22 J-22 J-22 A-22 S-22 O-22N-22 D-22 J-23 F-23 GRNT Bakken DJ Eagle Ford Permian Haynesville Overview Assets Strategy & Execution Appendix

Hedging 23 Oil 3Q '23 4Q '23 1Q ’24 2Q ’24 3Q ‘24 4Q ‘24 1Q ‘25 Swaps Volume (Bo/d) - - 681 527 424 348 - Price - - $80.00 $80.00 $80.00 $80.00 - Collars Volume (Bo/d) 528 4,036 4,072 3,416 2,930 2,586 - Ceiling $81.60 $88.14 $83.18 $82.99 $82.81 $82.69 - Floor $61.50 $67.49 $63.05 $62.88 $62.72 $62.62 - 3- Ways Volume (Bo/d) 2,484 2,266 - - - - - Ceiling $100.61 $101.92 - - - - - Floor $79.12 $80.00 - - - - - Sub-Floor $60.42 $60.43 - - - - - Gas 3Q '23 4Q '23 1Q ‘24 2Q ’24 3Q ‘24 4Q ‘24 1Q ‘25 Collars Volume (Mcf/d) 27,500 22,681 24,901 - - 11,250 15,622 Ceiling $5.90 $6.34 $4.61 - - $5.42 $5.42 Floor $4.25 $4.49 $3.09 - - $3.63 $3.63 Swaps Volume (Mcf/d) - - - 21,714 19,272 6,022 - Ceiling - - - $3.24 $3.24 $3.24 - Overview Assets Strategy & Execution Appendix

65% 1% PDP 34% PDNP PUD Reserve Category Oil (MBbls) Gas (MMcf) Equivalent (Mboe) PV10% ($M) 2 PDP 15,376 89,418 30,279 $1,008,786 PDNP 338 1,616 607 21,779 PUD 9,780 59,205 19,648 528,558 Total Proved Reserves 25,494 150,239 50,534 $1,559,123 24 10% 57% 7% 16% 10% Bakken Permian DJ Eagle Ford Haynesville 60% 1% 39% PDP PDNP PUD 50% 50% Oil Gas Net Reserves by Hydrocarbon Net Reserves by Category PV-10 by Category ~51 MMBoe ~51 MMBoe ~$1.6 BN PV-10 by Region ~$1.6 BN YE2022 SEC Reserves Summary 1 1. Netherland, Sewell & Associates, Inc. reserves as of 12/31/2022 at SEC pricing. 2. Non-GAAP financial measure. Please see the Appendix for reconciliation to the nearest GAAP measure. Overview Assets Strategy & Execution Appendix

28 $M 2Q ’23 2Q ’22 TTM FY ’22 Net income $8,737 $93,284 $182,219 $262,344 Interest expense 1,211 609 2,405 1,989 Income tax expense 4,129 — 27,765 12,850 Depletion and accretion expense 34,969 31,404 127,044 105,752 Non-cash stock-based compensation 375 — 1,434 — Warrant exchange transaction costs 2,456 — 2,456 — (Gain) loss on derivatives - commodity derivatives (1,221) 5,462 (23,078) 25,324 Net cash receipts (payments) on derivatives 8,025 (17,132) (3,119) (42,437) Gain on derivatives - common stock warrants 11,012 — 5,372 (362) Adjusted EBITDAX $69,693 $113,627 $322,498 $365,460 25 Non-GAAP Reconciliation of Adjusted EBITDAX Overview Assets Strategy & Execution Appendix

28 $M 6/30/2023 12/31/2022 12/31/2021 Long-term debt $55,000 — $1,100 Plus: Current portion of long-term debt — — 50,000 Less: Cash 14,493 $50,833 11,854 Net Debt $40,507 ($50,833) $39,246 26 Non-GAAP Reconciliation of Net Debt Overview Assets Strategy & Execution Appendix

28 27 $M 2Q ’23 2Q ’22 1H ’23 1H ’22 Property acquisition costs: Proved $1,309 $2,895 $19,298 $7,955 Property acquisition costs: Unproved 3,161 12,332 12,791 12,789 Development Costs 58,739 44,124 157,345 105,025 Total costs incurred for oil and natural gas properties $63,209 $59,351 $189,434 $125,769 Less: Development costs (excluding drilling carry) (55,683) (37,817) (147,181) (93,575) Less: Production acquisition — — (17,989) (560) Inventory acquisitions $7,526 $21,534 $24,264 $31,634 Non-GAAP Reconciliation of Inventory Acquisition Overview Assets Strategy & Execution Appendix

28 28 $M FY ’22 FY ’21 FY ’20 Pre-tax present value of estimated future net revenues (Pre-Tax PV10%) $1,559,123 $778,230 $197,146 Future income taxes, discounted at 10% (323,197) (3,879) (1,563) Standardized measure of discounted future net cash flows $1,235,926 $774,351 $195,583 Non-GAAP Reconciliation of PV10% Overview Assets Strategy & Execution Appendix

Exhibit 99.2

FOR IMMEDIATE RELEASE

September 11, 2023

Granite Ridge Resources, Inc. Announces Launch of Secondary

Public Offering of Common Stock

DALLAS, T.X. – September 11, 2023 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT), a scaled, non-operated oil & gas exploration and production company, today announced the launch of an underwritten registered secondary offering by certain funds managed by Grey Rock Energy Management, LLC (the “Selling Shareholders”) of 7,100,000 shares of its common stock, par value $0.0001 per share (the “common stock”). The underwriters will have a 30-day option to purchase up to an additional 1,065,000 shares of common stock from the Selling Shareholders. Granite Ridge will not sell any common stock in the offering and will not receive any proceeds from the sale of its common stock by the Selling Shareholders in the offering.

BofA Securities, Evercore ISI, Capital One Securities and Stephens Inc. are acting as joint book-running managers for the offering.

The offering will be made only by means of an effective registration statement, a prospectus supplement and an accompanying prospectus. Granite Ridge has filed a registration statement (including a base prospectus) on Form S-1 and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”), for the offering to which this communication relates. The registration statement became effective on April 3, 2023. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Granite Ridge has filed with the SEC for more complete information about Granite Ridge and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement relating to the offering may be obtained by contacting: BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, email: dg.prospectus_requests@bofa.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com; Capital One Securities, Inc., Attention: ECM Syndicate Operations, 201 St. Charles Avenue, Suite 1830, New Orleans, LA 70170, by telephone at 800-666-9174 or by email at cos-operations@capitalone.com; or Stephens Inc., Attention: Prospectus Department, 111 Center Street, Little Rock, AR 72201, by telephone at 800-643-9691 or by email at prospectus@stephens.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Granite Ridge Resources, Inc.

Granite Ridge Resources, Inc. (NYSE: GRNT) is a scaled, non-operated oil & gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for Granite Ridge’s team, and delivering reliable energy solutions to all – safely and responsibly.

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Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this release are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war or terrorism and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contact information

Media

IR@GraniteRidge.com

(214) 396-2850